Exhibit 21.1

CROSSAMERICA GP LLC ENTITIES

NAME OF ENTITY	Jurisdiction
CAP OPERATIONS, INC.	Delaware
CAP WEST VIRGINIA HOLDINGS, LLC	Delaware
CHESTNUT STREET AND LINE STREET MIFFLINBURG, LLC	Delaware
COBBLER’S CREEK LLC	Delaware
CROSSAMERICA FINANCE CORP.	Delaware
CROSSAMERICA PARTNERS LP	Delaware
DELG – UST I, LLC	Delaware
ERICKSON OIL PRODUCTS, INC.	Wisconsin
EXPRESS LANE, INC.	Florida
FLLG – UST I, LLC	Delaware
FREEDOM VALU CENTERS, INC.	Wisconsin
HARLEYSVILLE GAS STATION, LLC	Delaware
I-95 & MARKET ST. MARCUS HOOK, LLC	Pennsylvania
KYLG – UST I, LLC	Delaware
LANSDALE GAS STATION LLC	Delaware
LEHIGH GAS WHOELSALE LLC	Delaware
LEHIGH GAS WHOLESALE SERVICES, INC.	Delaware
LGP OPERATIONS LLC	Delaware
LGP REALTY HOLDINGS GP LLC	Delaware
LGP REALTY HOLDINGS LP	Delaware
M & J OPERATIONS, LLC	West Virginia
MALG – UST I, LLC	Delaware
MALG - UST II, LLC	Delaware
MELG – UST I, LLC	Delaware
MINNESOTA NICE HOLDINGS INC.	Delaware
NHLG – UST I, LLC	Delaware
NJLG – UST I, LLC	Delaware
NTI DROP DOWN ONE, LLC	Delaware
NTI DROP DOWN THREE, LLC	Delaware
NTI DROP DOWN TWO, LLC	Delaware
NYLG – UST I, LLC	Delaware
OHLG – UST I, LLC	Delaware
PALG – UST I, LLC	Delaware
PALG – UST II, LLC	Delaware
PALG – UST III, LLC	Delaware
PALG – UST IV, LLC	Delaware
PALG – UST IX, LLC	Delaware
PALG – UST V, LLV	Delaware
PALG – UST VI, LLC	Delaware
PALG – UST VII, LLC	Delaware
PALG – UST VIII, LLC	Delaware
PETROLEUM MARKETERS, INCORPORATED	Virginia
PM PROPERTIES, INC.	Virginia
PM TERMINALS, INC.	Virginia
PM TRANSPORT, INC.	Virginia
ROUTE 313 & 113 DUBLIN, LLC	Delaware
STOP IN FOOD STORES, INC.	Virginia
100 EAST UWCHLAN AVE. EXTON, LLC	Pennsylvania
100 YORK JENKINTOWN LLC	Delaware
1001 BALTIMORE AVE. EAST LANDSDOWNE, LLC	Pennsylvania
103 N. POTTSTOWN PIKE EXTON, LLC	Pennsylvania

Exhibit 21.1

1095 S. WEST END BLVD. QUAKERTOWN, LLC	Delaware
1110 MACARTHUR ROAD WHITEHALL, LLC	Delaware
1130 BALTIMORE PIKE GLEN MILLS, LLC	Pennsylvania
1229 MCDADE BLVD. WOODLYN, LLC	Pennsylvania
123 NORTH PINE LANGHORNE, LLC	Pennsylvania
1266 E. OLD LINCOLN HWY. LANGHORNE, LLC	Pennsylvania
1419 W. MAIN ST. LANSDALE, LLC	Pennsylvania
15 MAIN STREET WATSONTOWN, LLC	Delaware
1595 CENTRAL AVE COLONIE, LLC	New York
200 W. MONTGOMERY AVE. ARDMORE, LLC	Pennsylvania
201 W. GERMANTOWN PIKE NORRISTOWN, LLC	Pennsylvania
2134 NORTHAMPTON ST. EASTON LLC	Delaware
2200 BABCOCK BLVD PITTSBURGH, LLC	Delaware
2306 LYCOMING CREEK ROAD WILLIAMSPORT, LLC	Delaware
2311 N TRIPHAMMER RD LANSING, LLC	New York
234-248 N. 63RD ST. PHILADELPHIA, LLC	Pennsylvania
2401 HAVERFORD ROAD ARDMORE, LLC	Pennsylvania
2405 ROUTE 286, PITTSBURGH, LLC	Delaware
2501 BRIGHTON AVE PITTSBURGH, LLC	Delaware
2700 LEECHBURG RD LOWE BURRELL	Delaware
301 S. KEMP ST. LYONS, LLC	Pennsylvania
3101 N. BROAD ST. PHILADELPHIA, LLC	Pennsylvania
3221 ROUTE 22 BRANCHBURG, LLC	Delaware
335 FRANKLIN MILLS CIRCLE PHILADELPHIA, LLC	Pennsylvania
3727 LINCOLN THORNDALE LLC	Delaware
415 SOUTH MAIN STREET SHENANDOAH, LLC	Pennsylvania
4200 WHITAKER AVE. PHILADELPHIA, LLC	Pennsylvania
4616 MCKNIGHT RD PITTSBURGH, LLC	Delaware
507 ALLEGHENY AVE OAKMONT, LLC	Delaware
5250 TORRESDALE AVE., PHILADELPHIA, LLC	Pennsylvania
528 ALTAMONT BOULEVARD FRACKVILLE, LLC	Pennsylvania
53 W FAYETTE ST UNIONTOWN, LLC	Delaware
555 NORTH YORK HATBORO LLC	Delaware
5700 HOMEVILLE RD WEST MIFFLIN, LLC	Delaware
5716 HULMEVILLE ROAD BENSALEM, LLC	Pennsylvania
600 S. OAK ROAD PRIMOS SECANE, LLC	Pennsylvania
606 MONTGOMERY AVE. NARBERTH, LLC	Pennsylvania
6816 EASTON ROAD PIPERSVILLE, LLC	Delaware
7424 WEST CHESTER PIKE UPPER DARBY, LLC	Pennsylvania
759 CHESTER PIKE PROSPECT PARK, LLC	Pennsylvania
799 VALLEY FORGE PHOENIXVILLE LLC	Delaware
9996 BUSTLETON AVE. PHILADELPHIA, LLC	Pennsylvania